November 29, 2004

FROM:                                        FOR:
The Carideo Group Inc.                       Donaldson Company, Inc.
1250 One Financial Plaza                     P.O. Box 1299
120 South Sixth Street                       Minneapolis, MN  55440
Minneapolis, MN  55402                       (NYSE: DCI)

Tony Carideo                                 Rich Sheffer
(612) 317-2880                               (952) 887-3753
Email: tony@carideogroup.com                 Email: rsheffer@mail.donaldson.com



FOR IMMEDIATE RELEASE
---------------------

       DONALDSON COMPANY REPORTS RECORD FIRST QUARTER SALES AND EPS

 EPS UP 11 PERCENT TO $.31; RECORD $373 MILLION SALES; STRONG BACKLOGS SUPPORT
           OUTLOOK FOR RECORD EARNINGS GROWTH AGAIN IN FISCAL 2005

         MINNEAPOLIS, Nov. 29, 2004 -- Donaldson Company, Inc. (NYSE: DCI) reported record diluted earnings per share of $.31 for the first fiscal quarter ended October 31, 2004, up from $.28 last year. Net income was a record $27.4 million, compared to $25.6 million last year. Sales were a record $372.9 million, up from $328.2 million last year.

         "As we projected during our webcast in September, strong business conditions drove our first quarter sales up 14 percent over last year," said Bill Cook, Donaldson's president and chief executive officer. "With our 90-day backlog now up 20 percent and record incoming orders in October, our strong revenue outlook for fiscal 2005 is intact."

         "We started this fiscal year with margins in good shape having recovered, through price increases, the majority of last fiscal year's steel price rise. Then in August, we were hit with another significant steel price spike. The time lag between when we experience material cost increases and when we recover them from our customers undercut our first quarter gross margin. We have been altering price lists and negotiating with our major customers over the last several months, and new prices, which fully reflect current commodity costs, will be in place before the end of the second quarter. Absent steel costs, our business is running very well, and as we fix the


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Donaldson Company, Inc.
November 29, 2004
Page 2

commodity cost issue, this will become more apparent. We expect second half gross margins to approximate our performance during the last two fiscal years."


INCOME STATEMENT DISCUSSION

         Worldwide sales, excluding the impact of currency translation, increased 10.4 percent during the quarter. The impact of foreign currency translation during the first quarter increased sales by $10.6 million and net earnings by $1.1 million.

         U.S. sales increased 11.7 percent from last year. Excluding the impact of currency translation, first quarter sales outside the U.S. increased 9.2 percent, primarily reflecting strong sales growth in Asia.

         Gross margin was 31.2 percent for the quarter, compared to 32.5 percent last year. Steel, plastic, packaging and freight costs all increased during the quarter. Additional price recovery from our customers is currently being implemented. Plant rationalization costs totaled $0.7 million in the quarter versus $1.7 million last year. First quarter operating expenses were 21.5 percent of sales, consistent with 21.6 percent last year.

         First quarter interest expense was $2.0 million, up from $1.1 million last year. The increase was driven by the additional debt to fund the previously announced overnight share repurchase plan and the termination of two interest rate swaps. Other income was $3.4 million in the quarter, up from $0.4 million last year. The increase was driven by a foreign exchange gain, higher joint venture income and other miscellaneous items. The effective tax rate was 27.0 percent.

         Free cash flow - operating cash flows less capital expenditures - rebounded to 125 percent of net income, totaling $34.2 million versus $8.9 million last year. The increase was driven by improved working capital utilization.

         During the quarter, we repurchased 3,000,000 shares, or 3.5 percent of outstanding shares, for $86.5 million through an overnight share repurchase plan on September 3, 2004.


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Donaldson Company, Inc.
November 29, 2004
Page 3


BACKLOG

         The 90-day backlog was $225 million, up 20 percent relative to last year and up 9 percent compared to last quarter. In Engine Products, the 90-day backlog increased 15 percent over last year. In Industrial Products, the 90-day backlog increased 27 percent. Notably, the worldwide industrial filtration solutions 90-day backlog increased 33 percent.

         Total backlog was $409 million, up 20 percent relative to last year. In Engine Products, total backlog increased 27 percent from last year. In Industrial Products, total backlog increased 10 percent from fiscal 2004.


ENGINE PRODUCTS SEGMENT

         Engine Products sales were a record $217.6 million in the first quarter, an increase of 17 percent from last year. Engine Products sales remain very strong and have posted year-over-year increases for 10 consecutive quarters.

         Truck product sales in the first quarter totaled $43.9 million, up 18 percent from last year. North American truck sales increased 28 percent from growing truck build rates and strong diesel emission sales. European truck product sales increased 34 percent on stronger build rates and increased share. Truck product sales in Asia decreased 16 percent as emission sales spiked in Japan last year ahead of new emissions regulations.

         Worldwide sales of off-road products in the quarter were $63.3 million, up 20 percent from last year. North American sales increased 14 percent on continued improvements in new construction, agriculture and mining equipment demand. Asian sales increased 36 percent while European sales increased 25 percent in the quarter.

         Aftermarket sales in the quarter were $110.4 million, an increase of 14 percent from last year. North American aftermarket sales increased 16 percent as equipment utilization rates continued to improve and sales of diesel emission retrofit equipment ramped up. European sales increased 15 percent and Asian sales were up 3 percent. Evidence of our PowerCore(R) first fit success came in a 45 percent increase in replacement PowerCore filter sales.

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Donaldson Company, Inc.
November 29, 2004
Page 4


INDUSTRIAL PRODUCTS SEGMENT

         Industrial Products sales in the first quarter were $155.3 million, an increase of 10 percent from $141.5 million last year.

         Industrial filtration solutions sales in the first quarter were $99.6 million, an increase of 16 percent from last year. North American sales increased 19 percent as the manufacturing economy remains stronger than a year ago. Sales in Europe were up 8 percent as industrial air filtration sales improved markedly. Asian sales were up 34 percent on continued growth in China and Japan.

         Gas turbine product sales in the first quarter were $23.9 million, down 15 percent from last year, mostly from the timing of shipments this year versus last year. The quarter end 90-day backlog was 22 percent ahead of prior year.

         Sales of special application products in the first quarter were $31.8 million, an increase of 17 percent from last year. Disk drive filter sales were up 9 percent on continued strong demand for computer hard drives. Membrane sales were up 36 percent on strong sales in both Europe and Asia.

OUTLOOK

         ENGINE PRODUCTS: Overall, Donaldson expects low-teens sales growth for Engine Products in fiscal 2005.

    o The company expects continued growth in North American heavy-duty truck build rates throughout fiscal 2005. Business conditions remain strong in Europe and Asia.

    o Off-road sales are expected to remain strong in Asia and North America as conditions in construction, agriculture and mining equipment markets are robust.

    o Both North American and international aftermarket sales are expected to continue growing as increasing equipment utilization spurs replacement filter sales. Diesel emission retrofit sales in North America are anticipated to continue increasing as the company's technology solution gains acceptance.

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Donaldson Company, Inc.
November 29, 2004
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         INDUSTRIAL PRODUCTS: Donaldson expects improving conditions for its industrial businesses to generate low-teens sales growth in fiscal 2005.

    o Globally, business conditions for gas turbine are expected to be stable. Full-year sales are expected to be unchanged compared to fiscal 2004.

    o Industrial filtration solutions sales are expected to be strong in fiscal 2005. American and European industrial air and compressed air filtration markets are expected to continue improving near-term, as order trends are stronger than last year's levels. Business conditions in Asia remain strong.

    o Special applications products showed continued strength in orders and backlogs for disk drive filters and membranes.

         Commenting on the outlook for the remainder of fiscal 2005, Bill Cook said, "Our business trends are very positive as demonstrated by strong backlogs across almost all of our businesses. We expect that increasing commodity prices, especially steel, will be mostly offset by price recovery from our customers and improving manufacturing efficiencies from continued strong volume. While the size and frequency of the commodity price increases we have experienced have created a significant headwind, we have actions underway to deal with this. Our goal remains to deliver another earnings record this year - our 16th consecutive record."

ABOUT DONALDSON COMPANY, INC.

         Donaldson Company, Inc., headquartered in Minneapolis, Minn., is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including in-plant air cleaning, compressed air and gas purification, power generation, specialty filtration, off-road equipment and trucks. Our 10,000 employees contribute to the company's success at over 30 manufacturing locations around the world. In fiscal year 2004, Donaldson reported sales of more than $1.4 billion and grew earnings for the 15th consecutive year. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares

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Donaldson Company, Inc.
November 29, 2004
Page 6


are traded on the New York Stock Exchange under the symbol DCI. Additional company information is available at www.donaldson.com.


SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

         The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements, forecasts and projections which reflect the company's current views with respect to future events and financial performance but involve uncertainties that could significantly impact results. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "outlook," "plan," "promises," "project," "should," "will be" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Act.

         The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices including increases in steel and oil prices, world economic factors, political factors, the company's substantial international operations including key disk drive filter production facilities in China, highly competitive markets, changes in capital spending levels by customers, changes in product demand and changes in the geographic and product mix of sales, cancellations of orders, acquisition opportunities and integration of recent acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation, see the company's 2004 Form 10-K filed with the Securities and Exchange Commission. The company wishes to caution investors that new factors emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those

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Donaldson Company, Inc.
November 29, 2004
Page 7


contained in any forward-looking statements. Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements.






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Donaldson Company, Inc.
November 29, 2004
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                 CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
          (Thousands of dollars, except share and per share amounts)
                                 (Unaudited)

                                                    Three Months Ended
                                                         October 31
                                            ------------------------------------
                                                 2004                  2003
                                            --------------        --------------
Net sales                                        $372,906              $328,220

Cost of sales                                     256,477               221,643
                                            --------------        --------------

Gross margin                                      116,429               106,577

Operating expenses                                 80,298                70,884
                                            --------------        --------------

Operating income                                   36,131                35,693

Other income, net                                 (3,419)                 (387)

Interest expense                                    2,024                 1,072
                                            --------------        --------------

Earnings before income taxes                       37,526                35,008

Income taxes                                       10,132                 9,452
                                            --------------        --------------

Net earnings                                      $27,394               $25,556
                                            ==============        ==============

Weighted average shares
   outstanding                                 85,721,197            86,754,154

Diluted shares outstanding                     88,038,004            90,606,700

Net earnings per share                               $.32                  $.29

Net earnings per share
   assuming dilution                                 $.31                  $.28

Dividends paid per share                            $.055                 $.048


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Donaldson Company, Inc.
November 29, 2004
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of dollars)
                                   (Unaudited)

                                                   October 31        July 31
                                                      2004            2004
                                                   -----------     -----------
ASSETS

  Cash and cash equivalents                          $118,741         $99,504
  Accounts receivable - net                           279,531         274,120
  Inventories - net                                   153,680         143,418
  Prepaid expenses and other current assets            37,335          40,338
                                                   -----------     -----------

            Total current assets                      589,287         557,380

  Other assets and deferred taxes                     186,058         182,700
  Property, plant and equipment - net                 266,167         261,529
                                                   -----------     -----------

            Total assets                           $1,041,512      $1,001,609
                                                   ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

  Trade accounts payable                             $127,061        $124,401
  Employee compensation and other liabilities          86,779          87,385
  Notes payable                                        92,699          19,736
  Income taxes payable                                 19,424           9,656
  Current maturity long-term debt                      34,960          34,346
                                                   -----------     -----------

            Total current liabilities                 360,923         275,524

  Long-term debt                                       70,196          70,856
  Other long-term liabilities                         106,013         105,936
                                                   -----------     -----------

            Total liabilities                         537,132         452,316

  Equity                                              504,380         549,293
                                                   -----------     -----------

            Total liabilities and equity           $1,041,512      $1,001,609
                                                   ===========     ===========


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Donaldson Company, Inc.
November 29, 2004
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                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of dollars)
                                   (Unaudited)

                                                           Three Months Ended
                                                               October 31
                                                         ---------     ---------
                                                           2004           2003
                                                         ---------     ---------

OPERATING ACTIVITIES

   Net earnings                                            $27,394      $25,556
   Adjustments to reconcile net earnings to net cash
     provided by operating activities:
        Depreciation and amortization                       11,041       10,974
        Changes in operating assets and liabilities          4,634      (17,490)
        Other, net                                          (1,770)       3,411
                                                         ---------     --------
           Net cash provided by operating activities        41,299       22,451

INVESTING ACTIVITIES

   Net expenditures on property and equipment               (7,050)     (13,516)
   Acquisitions and investments in unconsolidated
      affiliates, net of cash acquired                         ---       (4,397)
                                                         ---------     --------
           Net cash used in investing activities            (7,050)     (17,913)

FINANCING ACTIVITIES

   Purchase of treasury stock                              (86,542)      (5,697)
   Net change in debt                                       72,528       12,291
   Dividends paid                                           (4,746)      (4,128)
   Other, net                                                  145        1,622
                                                         ---------     --------
           Net cash used in financing activities           (18,615)       4,088


Effect of exchange rate changes on cash                      3,603        3,302
                                                         ---------     --------

Increase in cash and cash equivalents                       19,237       11,928

Cash and cash equivalents - beginning of year               99,504       67,070
                                                         ---------     --------

Cash and cash equivalents - end of period                 $118,741      $78,998
                                                         =========     ========

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Donaldson Company, Inc.
November 29, 2004
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                                 SEGMENT DETAIL
                             (Thousands of dollars)
                                   (Unaudited)

                                          Engine        Industrial       Corporate &         Total
                                         Products        Products        Unallocated        Company
                                        ----------     ------------     -------------     -----------
3 Months Ended October 31, 2004:
Net sales                                 $217,585        $155,321               ---       $372,906
Earnings before income taxes                30,873          12,694           (6,041)         37,526

3 Months Ended October 31, 2003:
Net sales                                 $186,739        $141,481               ---       $328,220
Earnings before income taxes                27,931          10,361           (3,284)         35,008

                              NET SALES BY PRODUCT
                             (Thousands of dollars)
                                   (Unaudited)

                                                                             Three Months Ended
                                                                                 October 31
                                                                            2004          2003
                                                                         -----------    -----------
Engine Products segment:
Off-road products                                                           $63,272        $52,816
Transportation products                                                      43,906         37,288
Aftermarket products                                                        110,407         96,635
                                                                         -----------    -----------
     Total Engine Products Segment                                         $217,585       $186,739
                                                                         -----------    -----------

Industrial Products segment:
Industrial filtration solutions products                                    $99,630        $86,153
Gas turbine products                                                         23,876         28,236
Special applications products                                                31,815         27,092
                                                                         -----------    -----------
     Total Industrial Products segment                                     $155,321       $141,481
                                                                         -----------    -----------

Total Company                                                              $372,906       $328,220
                                                                         ===========    ===========


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Donaldson Company, Inc.
November 29, 2004
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              RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                           (Thousands of dollars)
                                 (Unaudited)

                                                   Three Months Ended
                                                       October 31
                                              ----------------------------
                                                  2004             2003
                                              -----------      -----------

Free cash flow                                   $34,249           $8,935
Net capital expenditures                           7,050           13,516
                                              -----------      -----------
Net cash provided
  by operating activities                        $41,299          $22,451
                                              ===========      ===========

EBITDA                                           $50,172          $46,827
Income taxes                                     (10,132)          (9,452)
Interest expense (net)                            (1,605)            (845)
Depreciation
  and amortization                               (11,041)         (10,974)
                                              -----------      -----------

            Net earnings                         $27,394          $25,556
                                              ===========      ===========

Net sales, excluding foreign
  currency translation                          $362,349         $309,605
Foreign currency translation                      10,557           18,615
                                              -----------      -----------

            Net sales                           $372,906         $328,220
                                              ===========      ===========

Net earnings, excluding
  foreign currency translation                   $26,305          $23,931
Foreign currency translation                       1,089            1,625
                                              -----------      -----------

            Net earnings                         $27,394          $25,556
                                              ===========      ===========


Although free cash flow, EBITDA, net sales excluding foreign currency translation and net earnings excluding foreign currency translation are not measures of financial performance under GAAP, the company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company's ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. Both net sales and net earnings excluding foreign currency translation provide a comparable measure for understanding the operating results of the company's foreign entities excluding the impact of foreign exchange. A shortcoming of these financial measures is that they do not reflect the company's actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.

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